SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

                         ------------------------------



         Date of Report (Date of earliest event reported): May 28, 1998

                                  MASTEC, INC.
             (Exact name of registrant as specified in its charter)

           FLORIDA                   0-3797                    65-0829355
(State or other jurisdiction  (Commission File Number)      (I.R.S. Employer
      of incorporation)                                    Identification No.)


         3155 N.W. 77TH AVENUE
             MIAMI, FLORIDA                                    33122-1205
(Address of principal executive offices)                       (Zip code)


Registrant's telephone number, including area code: (305) 599-1800

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS

         On July 31, 1998 MasTec, Inc., a Florida corporation (the "Company"), amended its revolving credit agreement with BankBoston. The Second Amendment to the Revolving Credit Agreement is attached as Exhibit 10.1.

         In July 1998, the Company applied purchase accounting to two 1997 acquisitions previously accounted for using pooling-of-interests. The change occurred due to 1998 transactions with management of the acquired companies that occurred in the second quarter of 1998 and future compensation arrangements currently under consideration that may have required the use of purchase accounting. The change in accounting resulted in an increase to capital surplus and intangible assets of $53 million as of December 31, 1997. No other significant changes to previously reported balance sheet amounts were recorded. The resulting goodwill will be amortized over 40 years. Attached as Exhibit 99.1 are the financial statements as of and for the three years ended December 31, 1997 reflecting the acquisitions using the purchase method.

         The Company has issued press releases announcing the following events, copies of which are attached as Exhibits 99.2 through 99.7, which are incorporated herein by reference:

         On May 28, 1998, the Company announced its completion of seven domestic telecommunications and other utility construction companies since February 1998. The seven U.S. acquisitions consist of Stackhouse, Inc. based in Goldsboro, North Carolina, C & S Directional Boring, Inc. of Purcell, Oklahoma, Lessard-Nyren Utilities, Inc. of Hugo, Minnesota, the assets of P & E Electric Co. of Nashville, Tennessee, Office Communications Systems, Inc. of Inglewood, California, Electronic Equipment Analyzers, Inc. of Raleigh, North Carolina, and Cotton & Taylor of Las Vegas, Nevada.

         On June 18, 1998, the Company announced the acquisition of Artcom Services, Inc. of San Juan, Puerto Rico, a company engaged in providing telecommunications engineering, design, construction, testing, maintenance, and direct access installations. Artcom operates throughout the island of Puerto Rico providing these services to a number of clients, principally The Puerto Rico Telephone Company.

         On June 22, 1998, the Company announced the acquisition of Acietel Mexicana, S.A. of Mexico City, Mexico, a company engaged in providing outside plant, inside plant and wireless services to a variety of clients throughout Mexico.

         On July 8, 1998, the Company announced that it had entered into a strategic alliance agreement with Pinnacle Towers, Inc., a leading tower and rooftop management company.

         On July 24, 1998, the Company announced that Jorge Mas, Chairman of the Board, President and Chief Executive Officer, and his brothers, Juan Carlos Mas and Jose Mas, purchased a partnership holding 7.9 million shares of MasTec common stock from a trust established under the will of the late Jorge L. Mas Canosa.

         On July 30, 1998, the Company announced that it had signed a mutual non-exclusive teaming agreement with Nortel, CALA, Inc. (Northern Telecom) for civil construction and telecommunications equipment in specified countries in Latin America, including Mexico.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         Exhibits:

                  10.1 Second Amendment to Revolving Credit Agreement dated July 31, 1998

                  99.1 Consolidated Financial statements as of and for the three years ended December 31, 1997
                  99.2     Press release dated May 28, 1998
                  99.3     Press release dated June 18, 1998
                  99.4     Press release dated June 22, 1998
                  99.5     Press release dated July 8, 1998
                  99.6     Press release dated July 24, 1998
                  99.7     Press release dated July 30, 1998


                                   SIGNATURES

         Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

         Date:  September 4, 1998.           MasTec, Inc.

                                             By: /s/ STEPHEN D. DANIELS
                                                -----------------------
                                             Stephen D. Daniels
                                             Senior Vice President-
                                             Chief Financial Officer
                                             (Principal Financial Officer
                                             and Authorized Officer)

                                 EXHIBIT INDEX



EXHIBIT                                 DESCRIPTION
-------                                 -----------

  10.1     Second Amendment to Revolving Credit Agreement dated July 31, 1998

  99.1 Consolidated Financial statements as of and for the three years ended December 31, 1997
  99.2     Press release dated May 28, 1998
  99.3     Press release dated June 18, 1998
  99.4     Press release dated June 22, 1998
  99.5     Press release dated July 8, 1998
  99.6     Press release dated July 24, 1998
  99.7     Press release dated July 30, 1998